SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the registrant	☒

Filed by a party other than the registrant	☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential for use of the commission only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive proxy statement.

☐	Definitive additional materials.

☐	Soliciting material pursuant to Rule 14a-12.

The Banker’s Store, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee: (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: __________________

(2)	Aggregate number of securities to which transaction applies: __________________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________

(4)	Proposed maximum aggregate value of transaction: __________________

(5)	Total fee paid: __________________

☐	Fee paid previously with preliminary materials: __________________

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1(a)(2) and identify the filing for which the offsetting fee was paid previously, identify the previous filing by registration statement number, or the form or schedule and the date its filing.

(1)	Amount Previously Paid: __________________

(2)	Form, Schedule or Registration Statement No.: __________________

(3)	Filing Party: __________________

(4)	Date Filed: __________________

THE BANKER’S STORE, INC.
1535 MEMPHIS JUNCTION ROAD
BOWLING GREEN, KENTUCKY 42101

Dear Shareholder:

We invite you to attend our annual meeting of shareholders at 4 p.m. (Central time) on Thursday, January 11, 2007 at our headquarters located at Memphis Junction Road, Bowling Green, Kentucky. After the meeting, you will hear a report on our operations and have a chance to meet your directors and executive officers.

Please note that in October 2006, the Company expanded its management team. On October 9, 2006, I became the Company’s President and Chief Executive Officer and Samuel J. Stone became the Company’s Chief Financial Officer. Mr. Stone and I also became directors of the Company. Paul D. Clark, a founder of the Company and the former President, Chief Executive Officer and Chief Financial Officer, retained his position as Chairman of the Board, and Cynthia A. Hayden became the Secretary of the Company.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Your vote is important. Whether or not you plan to attend, please complete, sign, date and return your proxy card promptly in the enclosed envelope. If you do attend the meeting, you may vote your shares in person.

Sincerely yours,

Vincent C. Buckman
President and Chief Executive Officer

December 11, 2006

NOTICE OF ANNUAL MEETING
OF
SHAREHOLDERS OF THE BANKER’S STORE, INC.

TIME:

4 p.m., Central Time

DATE:

Thursday, January 11, 2007

PLACE:

1535 Memphis Junction Road
Bowling Green, Kentucky 42101

PURPOSE:

1.	Election of directors.

2.	Consideration and approval of certain options granted to the Company’s new Chief Executive Officer and Chief Financial Officer.

3.	Consideration and approval of the 2006 Stock Ownership Incentive Plan.

4.	Ratification of the appointment of Marmann, Irons & Assoc. PC, as the Company’s independent public accountants for the fiscal year ending May 31, 2007.

5.	Conduct other business, if properly raised.

Only shareholders of record on December 4, 2006 may vote at the meeting. The approximate mailing date of this proxy statement and accompanying proxy card is December 11, 2006.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

Cynthia A. Hayden
Secretary of the Company

December 11, 2006

THE BANKER’S STORE, INC.
1535 MEMPHIS JUNCTION ROAD
BOWLING GREEN, KENTUCKY 42101

PROXY STATEMENT

GENERAL INFORMATION

Time and Place of Annual Meeting

The annual meeting will be held on Thursday, January 11, 2007 at 4 p.m., Central Time, at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101.

Record Date

Record holders of Common Stock of the Company, as shown on our stock register on December 4, 2006, may vote at the meeting. As of that date, the Company had 14,954,781 shares of Common Stock issued and outstanding.

First Mailing Date

This Proxy Statement, the Notice of the Annual Meeting of Shareholders and the accompanying proxy card are being mailed to shareholders on or about December 11, 2006.

Information About Voting

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

All proxies will be voted in accordance with the instructions specified. If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of (1) the election of all nominees for director proposed by the Board, (2) the approval of the options granted to the Company’s new Chief Executive Officer and Chief Financial Officer, (3) the approval of the 2006 Stock Ownership Incentive Plan; and (4) the ratification of the appointment of Marmann, Irons & Assoc. PC, as independent public accountants for the fiscal year ending May 31, 2007. Management does not know of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the proxies will vote such matters in their discretion.

You may receive more than one proxy or voting card depending on how you hold your shares. Please sign and return all proxies. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

Revoking a Proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting, or by notifying the Company in writing at the address shown under "Questions.”

Solicitation

The proxies are being solicited by the Company’s Board of Directors. All expenses of the Company in connection with this solicitation will be borne by the Company. Solicitation will be made principally by mail, but officers and regular employees may solicit proxies by telephone or personal contact with nominal expense to the Company. The Company will request brokers and other nominees who hold Common Stock in their names to solicit proxies from the beneficial owners and will pay the standard charges and expenses associated with that solicitation.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person. Shares owned by the Company are not voted and do not count for this purpose.

Votes Needed

Nominees for director receiving the highest number of votes cast will be elected to fill the seats on the Board. Approval of the options granted to the Company’s new Chief Executive Officer and Chief Financial Officer and approval of the 2006 Stock Ownership Incentive Plan require the favorable vote of a majority of the votes cast. Ratification of the appointment of Marmann, Irons & Assoc. PC requires the favorable vote of a majority of the votes cast. Paul D. Clark and Roberta W. Clark beneficially own approximately 85% of the Company’s outstanding shares and have indicated that they will vote for the election of all nominees for director and in favor of all proposals. Accordingly, the election of the nominees and the approval of the proposals are assured. Broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy but does not have authority to vote on a particular proposal.

ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

General Information about the Board of Directors

The Board of Directors oversees the management of the Company on your behalf. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Chief Executive Officer, setting the scope of his authority to manage the Company's business day to day, and evaluating his performance. The Board has established a Board consisting of five directors for the upcoming fiscal year.

The Board did not convene a formal meeting during the fiscal year ended May 31, 2006. The Board expects to meet on a regular basis in the upcoming fiscal year. The Company expects each of its directors to attend each future annual meeting of shareholders absent a significant personal or business conflict.

Director Independence

None of the Company’s directors would be considered "independent" as defined by federal securities laws and NASDAQ listing standards. Although the Company does not have a definite plan, the Company may expand its Board of Directors in the future to include one or more independent directors.

Director Compensation

During the 2006 fiscal year, none of the directors received any compensation for their service on the Board of Directors.

Board Committees

The Board has not established separate audit, nominating or compensation committees. In the event that the membership of the Board is expanded in the future, the Board may consider the establishment of committees in order to perform its duties more efficiently.

Nomination Process

Directors are elected each year by shareholders at the annual meeting. Currently, the Board of Directors leads the search for individuals qualified to become members of the Board and selects director nominees to be presented for approval at the annual meeting of shareholders. If the Board is expanded in the future, the Board may establish a nominating committee in order to perform this function more efficiently.

The Board selects nominees who have personal and professional integrity, who have demonstrated business ability and judgment and who are effective, in conjunction with the other nominees and members of the Board, in collectively serving the interests of shareholders.

Shareholders may propose nominees for election as directors. The Board will evaluate director nominee candidates based on the same criteria regardless of whether they are recommended by Committee members or by a shareholder. Shareholders should submit the following information ("Nomination Information") in writing to the Company at 1535 Memphis Junction Road, Bowling Green, Kentucky 42101: (a) the shareholder's name and address; (b) number of shares of the Company's stock held by the shareholder; and (c) the following Nomination Information with respect to the nominee: (i) name, age, business address and residence address; (ii) principal occupation or employment; (iii) number of shares of the Company's stock held by the nominee; and (iv) the reason the shareholder believes the nominee is qualified to serve as a director. Upon request, the shareholder must submit additional information reasonably requested by the Board, including information that would be required to be disclosed about a director nominee pursuant to federal proxy disclosure requirements. If a shareholder wishes to submit a name for consideration by the Board for director nomination at the 2007 annual meeting of shareholders, the Nomination Information must be received by the Company no later than June 10, 2007.

The Nominees

The Board is nominating for election each of the following persons: Vincent C. Buckman, Paul D. Clark, Roberta W. Clark, Cynthia A. Hayden and Samuel J. Stone. Proxies solicited by the Board will be voted for the election of these nominees. All directors elected at the meeting will be elected to hold office until the next annual meeting. In voting to elect directors, shareholders are not entitled to cumulate their votes.

If a director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one. Nominees receiving the highest number of votes cast for the positions to be filled will be elected.

None of the five nominees for election as directors are "independent" within the meaning of federal securities laws and NASDAQ listing standards because they are each employees of the Company. Information on each of our nominees is given below.

The Board Recommends You Vote FOR Each of the Following Nominees:

Vincent C. Buckman Age 63 Director since 2006
Mr. Buckman became a director of the Company on October 9, 2006. Mr. Buckman also became the President and Chief Executive Officer of the Company on October 9, 2006. Previously, From 2004 to October 2006, Mr. Buckman was a division manager of a national company that markets equipment and services to financial institutions. From 2002 to 2003, he served as a consultant to companies interested in consolidating bank service and maintenance companies. From 1991 to 2001, he was a principal in Buckman & Associates, engaged as a manufacturer’s representative of automated banking and physical and electronic security equipment to banks and other financial institutions. He holds a bachelors degree from the University of Evansville.

Paul D. Clark Age 63 Director since 1998
Mr. Clark is a founder of the Company. He has served as a director of the Company since 1998. He served as President, Chief Executive Officer and Chief Financial Officer of the Company from 1998 until October 9, 2006. He is currently the Chairman of the Board. He has worked in a variety of management and sales positions in the electronic security and banking equipment industries as well as the United States Navy. He obtained his education and training from several technical schools and received an Industrial Electronics degree in 1970. Mr. Clark also received medical electronics specialist training and was an interior communication electrician in the United States Naval Submarine Service. Mr. Clark also attends specialized training courses annually to stay current in the field of security. Mr. Clark is the husband of Roberta W. Clark and father of Cindy Hayden.

Roberta W. Clark Age 62 Director since 1998
Ms. Clark has served as a director since 1998. She also served as the Secretary of the Company from 1998 to October 9, 2006. From 1997 to 1998, she served in similar positions with AAA Alarms. She attended Colorado State University, where she received a B.A. in Art in 1965. She is the wife of Paul D. Clark and mother of Cindy Hayden.

Cynthia A. Hayden Age 36 Director since 2006
Ms. Hayden became a director of the Company on October 9, 2006. She also became the Vice President and Secretary of the Company on October 9, 2006. Ms. Hayden joined the Company in 1998 and served in and implemented various positions and procedures including the inventory system, shipping/receiving, accounting, software and establishment of the office furnishings/design division of the Company. Currently, she serves in the accounting department and handles shareholder relations. Prior to joining the Company, Ms. Hayden worked in various positions within the steamship industry and was a Purser with Royal Caribbean Cruises. Ms. Hayden is the daughter of Paul and Roberta Clark.

Samuel J. Stone Age 53 Director since 2006
Mr. Stone became a director of the Company on October 9, 2006. Mr. Stone served as the Chief Financial Officer of Stat Group, LLC in 2006, through October 9, 2006. From 1999 to 2005, he was the Controller of a national banking related sales and service company which sold and serviced image systems, ATMs and traditional equipment to financial institutions throughout the United States. Mr. Stone holds a bachelors degree from the University of Kentucky.

Directors, Executive Officers and Principal Shareholders

The following table sets forth the share ownership of directors, executive officers and shareholders known by the Company to own beneficially five percent (5%) or more of its outstanding Common Stock as of November 1, 2006.

		Common Stock Beneficially Owned (1)
Name	Position	Amount	Percentage
Vincent C. Buckman	President and Chief Executive Officer; Director	0	--
Paul D. Clark (2)	Chairman of the Board; Principal Shareholder; Director	12,649,346	84.6%
Roberta W. Clark (2)	Principal Shareholder; Director	12,649,346	84.6%
Cynthia A. Hayden	Vice President, Secretary; Director	329,570	2.2%
Samuel J. Stone	Chief Financial Officer	0	--
Executive Officers and Directors serving as of 11/1/06 as a group, including the above (5 persons)		12,978,916	86.8%

* Indicates less than one percent.

1.    All officers, directors and principal stockholders have sole investment and voting power unless otherwise indicated.

2.    Paul D. Clark and Roberta W. Clark each own 6,324,673 shares of Common Stock. Because they are husband and wife they may be deemed to beneficially own both the shares held by them and the shares held by their spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of such forms, the Company believes that during the last fiscal year, all of its executive officers, directors and ten percent shareholders complied with the Section 16 reporting requirements.

Summary Compensation Table

During the fiscal year ended May 31, 2006, 2005 and 2004, the Company had only two executive officers: Paul D. Clark, who served as President, Chief Executive Officer and Chief Financial Officer of the Company until October 2006, and Roberta W. Clark, who served as Secretary of the Company until October 2006. The following table sets forth the compensation paid to the Company’s two executive officers:

		Annual Compensation			Long Term CompensationAwards
Name and Principal Position	Fiscal Year Ended May 31,	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options	All Other Compensation
Paul D. Clark President and Chief Executive Officer	2006 2005 2004	$78,500(2) $78,500(2) $78,500(2)	$ -- $ -- $ --	$ -- $ -- $ --	-- -- --	$ -- $ -- $ --
Roberta W. Clark Secretary	2006 2005 2004	$25,389 $25,389 $25,389	$ -- $ -- $ --	$ -- $ -- $ --	-- -- --	$ -- $ -- $ --

1.	Does not include premiums paid for family health insurance or, with respect to Paul D. Clark, premiums paid on a $100,000 whole life insurance policy.

2.
In each of these years, and in prior years, a portion of Mr. Clark’s salary was deferred. In addition, from time to time, Mr. Clark advanced amounts on behalf of the Company for which the Company has issued Mr. Clark a promissory note. As of May 31, 2006, the Company owed Mr. Clark $207,991 for cash advanced for inventory and $254,400 in deferred compensation.

Employment Agreements

On October 9, 2006 the Company entered into Employment Agreements with Vincent C. Buckman and Samuel J. Stone with regard to their service as President and Chief Executive Officer and Chief Financial Officer, respectively.

Each of the Employment Agreements has a two-year term and is automatically extended for one additional year at the end of the initial term and each extension period, unless one party gives the other party at least 60 days notice prior to the end of the applicable term. Mr. Buckman’s annual base salary is $120,000 and Mr. Stone’s annual base salary is $102,000. Mr. Buckman and Mr. Stone will be considered for bonuses annually by the Board of Directors based on their performance during the preceding year. Bonuses may be paid in cash, stock or a combination thereof, in the discretion of the Board.

Mr. Buckman’s Employment Agreement provides that the Company will grant him options to purchase an aggregate of 545,455 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 300,000 shares within 30 days of the date on which his employment commenced; (b) an option to purchase 122,728 shares on the first anniversary date of the Employment Agreement; and (c) an option to purchase 122,727 shares on the second anniversary date of the Employment Agreement.

Mr. Stone’s Employment Agreement provides that the Company will grant him options to purchase an aggregate of 454,545 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 250,000 shares within 30 days of the date on which his employment commenced; (b) an option to purchase 102,273 shares on the first anniversary date of the Employment Agreement; and (c) an option to purchase 102,272 shares on the second anniversary date of the Employment Agreement.

Each of the options will have a term of five years and will vest in three equal annual installments, commencing on the first anniversary of the date of grant.

The Employment Agreements may be terminated by the Company on the death or disability of the executive officer, or in the event that such executive officer engages in any act constituting “misconduct” as defined in the Employment Agreement. The Executive Officers may terminate their Employment Agreements if the Company materially breaches any material provision of the Employment Agreement or following a Change in Control (as defined in the Employment Agreement). If the Executive Officer terminates the Employment Agreement for “cause”, the Executive Officer will be entitled to a monthly salary equal to the base salary set forth in the Employment Agreement for a period of 12 months following termination of employment.

Both Employment Agreements provide for reimbursement for reasonable business and travel expenses and reimbursement of $500 per month for housing expenses during the first year. The Executive Officers will be entitled to participate in any other individual or group life insurance, health insurance, qualified pension or profit sharing plan or any other fringe benefit program which the Company may from time to time make available to its executive employees. The Company has also agreed to indemnify the Executive Officers to the full extent permitted by law and to the extent that the Company obtains or maintains directors and officers liability insurance covering any executive officers of the Company, to provide such insurance to the Executive Officers. The Employment Agreements contain provisions relating to non-disclosure of proprietary information and a covenant not to compete with the Company for one year following termination of employment in certain geographic areas. The Employment Agreements also provide that the Executive Officers will not, while employed by the Company and for a period of one year following termination, directly or indirectly solicit or induce any employee of the Company to leave the Company or hire any individual employed by the Company.

On February 1, 1998, the Company entered into an employment agreement with Paul D. Clark, pursuant to which the Company employed Mr. Clark for successive three-year terms. The agreement provided for an initial base salary of $78,500 per year and the provision of family health insurance, and a $100,000 whole life insurance policy. This employment agreement remains in effect on substantially the same terms.

Related Party Transactions

The Company is a party to two operating leases with Paul D. Clark, Chairman of the Board. The leases relate to a total of 32,000 square feet of office and warehouse space located in Bowling Green, Kentucky. The leases provide for a monthly rent of $7,200 in the aggregate plus payment of maintenance expenses. One of the leases expires in August 2007 and the other lease expires in September 2007. The Company believes that the terms of these leases are at least as favorable as those which could have been obtained from an unrelated third party.

During the last fiscal year, as well as in prior years, a portion of Mr. Clark’s salary was deferred. In addition, from time to time, Mr. Clark has advanced amounts on behalf of the Company for which the Company has issued Mr. Clark a promissory note. As of May 31, 2006, the Company owed Mr. Clark $207,991 for cash advanced for inventory and $254,400 in deferred compensation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

No options relating to the Company’s Common Stock were exercised during the fiscal year ended May 31, 2006.

Option Grants in Last Fiscal Year

The Company did not grant any options during the fiscal year ended May 31, 2006. Under Employment Agreements entered into Mr. Buckman and Mr. Stone in October 2006, the Company granted options to Mr. Buckman and Mr. Stone to purchase 300,000 shares and 250,000 shares, respectively, of the Company’s Common Stock. See “Approval of the Option Agreements.” The Company also agreed to issue options to Mr. Buckman to purchase an additional 245,455 shares of Common Stock and options to Mr. Stone to purchase an additional 204,545 shares of Common Stock pursuant to the Employment Agreements. These additional options will be granted pursuant to the proposed 2006 Stock Ownership Incentive Plan. See “Approval of 2006 Stock Ownership Incentive Plan.”

Summary of Equity Compensation Plans

The Company did not have any options outstanding at May 31, 2006.

Report of the Audit Committee

As of the date of this Proxy Statement, the Company has not appointed an audit committee. Therefore, the functions of an audit committee are being performed by the Board of Directors of the Company.

In the future, the Company will consider the establishment of an audit committee. If and when established, the audit committee's primary function would be to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance.

The Board of Directors oversees the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Board of Directors reviews the interim financial statements filed quarterly and the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. During the fiscal year ended May 31, 2006, due to the size of the Company’s Board, the Board of Directors did not have a financial expert

The Board of Directors reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board. In addition, the Board of Directors has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services (comprised of tax preparation services) with the auditors' independence.

The Board of Directors discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Board of Directors met with the independent auditors, with management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The independent auditors afforded the Board, which they declined, an opportunity to meet without management present. In reliance on the reviews and discussions referred to above, the Board of Directors approved the audited financial statements included in the Annual Report on Form 10-KSB for the year ended May 31, 2006 for filing with the Securities and Exchange Commission. The Board of Directors also approved the selection of the Company's independent auditors.

Code of Ethics

The Company has not yet adopted a Code of Ethics, but intends to adopt a Code of Ethics in the current fiscal year. When adopted, the Code of Ethics will be applicable to all officers, directors and employees.

APPROVAL OF THE OPTION AGREEMENTS (ITEM 2 ON THE PROXY CARD)

Background. During the previous fiscal year, the Board determined that it would be in the best interest of the Company and its shareholders to expand the Company’s management team. On October 9, 2006, the Company entered into Employment Agreements with Vincent C. Buckman and Samuel J. Stone with regard to their service as President and Chief Executive Officer and Chief Financial Officer, respectively. Paul D. Clark, who previously served as the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of the Company, resigned from his position as President, Chief Executive Officer and Chief Financial Officer on October 9, 2006, but continues to serve as the Chairman of the Board.

Mr. Buckman’s Employment Agreement provides that the Company will grant him options to purchase an aggregate of 545,455 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 300,000 shares within 30 days of the date on which his employment commenced (“Mr. Buckman’s Initial Option”); (b) an option to purchase 122,728 shares on the first anniversary date of the Employment Agreement; and (c) an option to purchase 122,727 shares on the second anniversary date of the Employment Agreement.

Mr. Stone’s Employment Agreement provides that the Company will grant him options to purchase an aggregate of 454,545 shares of Common Stock at the fair market value on the date of grant as follows: (a) an option to purchase 250,000 shares within 30 days of the date on which his employment commenced (“Mr. Stone’s Initial Option”); (b) an option to purchase 102,273 shares on the first anniversary date of the Employment Agreement; and (c) an option to purchase 102,272 shares on the second anniversary date of the Employment Agreement.

Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option were granted subject to the receipt of shareholder approval. The options to be received by Mr. Buckman and Mr. Stone on the first and second anniversary dates of the Employment Agreements will be granted under the proposed 2006 Stock Ownership Incentive Plan, which is also subject to shareholder approval. See “Approval of 2006 Stock Ownership Incentive Plan.”

Material Terms of Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option.  Material terms of Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option include:

•	The term of each option is five years.

•	Each option becomes exercisable in three equal annual installments (1/3 each) with the first installment becoming exercisable on the first anniversary of the date of grant.

•	The option exercise price is $.07 per share (fair market value of the Company’s Common Stock on the date of grant).

•	If the option holder’s employment with the Company is terminated for Cause (as defined in the option agreement), the option, whether or not exercisable, will terminate immediately.

•	Upon a Change in Control, the outstanding options will become fully vested and immediately exercisable.

•
In the event of the death or Disability (as defined in the option agreement) of the option holder while employed by the Company, the options will become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that the option may not may be exercised on a date subsequent to its expiration.

•
If the option holder’s employment is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding options of such holder are exercisable and subject to the provisions of the relevant option agreement, such options may be exercised by such option holder or such option holder’s personal representative at any time prior to the earlier of (a) the expiration date of the options or (b) the date which is 60 days after the date of such termination of employment.

•
In the event of the Retirement of the option holder, to the extent then outstanding options of such holder are exercisable, such options may be exercised by the holder within one year after the date of Retirement; provided, however, that no such options may be exercised on a date subsequent to their expiration.

Transferability of Awards. Neither Mr. Buckman’s Initial Option nor Mr. Stone’s Initial Option may be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. However, subject to approval of the Board of Directors (or any committee appointed by the Board to administer the Company’s incentive plans and arrangements), a holder may transfer all or a portion of an option without consideration to the holder’s spouse and lineal descendants (“Family Members”), to certain trusts for the benefit of the Family Members, or to certain partnerships or limited liability companies of which the holder and Family Members are the sole partners or members, as applicable.

Certain Federal Income Tax Consequences. The following discussion summarizes certain Federal income tax consequences associated with the issuance and receipt of Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option (both of which are non-qualified stock options). This summary is based on existing Federal income tax laws, as in effect on the date of this proxy statement, which may change, even retroactively. The tax laws applicable to stock options are complex, so the following discussion of tax consequences is necessarily general in nature and not comprehensive. This summary does not purport to address all Federal income tax considerations, nor does it address state, local, non-U.S., employment tax and other tax considerations. Holders may be subject to special tax rules and this summary does not address all aspects of Federal income tax that may be relevant to a particular holder.

Non-Qualified Stock Options. Generally, an option holder is not required to recognize income at the time of the stock option’s grant. The holder will recognize ordinary income on the date of exercise. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The holder would have a tax basis in the shares equal to the exercise price, plus the amount included in the holder’s income. Any gain or loss realized on a subsequent disposition of the shares would be generally treated as a capital gain or loss. The Company will generally be entitled to a corresponding tax deduction in an amount equal to the amount of ordinary income recognized by the director, at the time such income is recognized.

Section 409A. Awards of stock options may, in some cases, result in deferral of compensation that is subject to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (“Code”). Generally, to the extent that deferrals of these awards fail to meet the requirements of section 409A of the Code, these awards may be subject to immediate taxation and penalties. It is the intent of the Company that Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option be structured and administered in compliance with section 409A of the Code or an exemption thereunder.

Shareholder Approval. The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary to approve Mr. Buckman’s Initial Option and Mr. Stone’s Initial Option.

THE BOARD OF DIRECTORS PREVIOUSLY APPROVED MR. BUCKMAN’S INITIAL OPTION AND MR. STONE’S INITIAL OPTION AND RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THESE OPTIONS.

PROPOSED 2006 STOCK OWNERSHIP INCENTIVE PLAN

(ITEM 3 ON THE PROXY CARD)

Background

The purpose of the proposed 2006 Stock Ownership Incentive Plan (“Plan”) is to enhance the ability of the Company and its subsidiaries to secure and retain the services of qualified employees and non-employee directors and to provide incentives for such employees and non-employee directors to exert maximum efforts for the success of the Company. The Company does not currently have any non-employee directors. However, in the event that the Board of Directors is expanded in the future to include non-employee directors, the Board believes that it would enhance the Company’s ability to secure and retain the services of non-employee directors. The Board of Directors has approved the Plan, subject to the receipt of shareholder approval.

Summary of Material Features

The following is a summary of the material features of the Plan. The summary is not a complete description of the Plan and is qualified in its entirety by reference to the terms of the Plan. A copy of the Plan is attached as Appendix A to this proxy statement.

Authorized Shares. The number of shares of Common Stock authorized for issuance under the Plan is 950,000 shares. Shares as to which options or other awards under the Plan lapse, expire, terminate, are forfeited or are canceled will again be available for awards under the Plan.

In the event of any change in the corporate structure of the Company affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Board of Directors or any administering committee appointed by the Board (“Committee”) will substitute or adjust the total number and class of securities which may be issued under the Plan and the number, class and price of shares subject to outstanding awards as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants and to preserve the value of outstanding awards.

Eligible Participants. Full-time employees of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the Plan. Participants will be selected by the Board (or the Committee). As of December 1, 2006, the Company had approximately 20 full-time employees and the Company had no non-employee directors.

New Plan Benefits. Pursuant to Employment Agreements dated October 9, 2006 with the Company’s new President and Chief Executive Officer, Mr. Buckman, and new Chief Financial Officer, Mr. Stone, the Company agreed to grant the following options to Mr. Buckman and Mr. Stone. These options will have an exercise price equal to the fair market value on the date of grant, will vest in three equal annual installments commencing on the first anniversary of the date of grant and have a term of five years.

Options to be granted - number of shares	Date of Grant	Recipient of Options

122,728	October 9, 2007	Vincent C. Buckman, President and Chief Executive Officer
122,727	October 9, 2008	Vincent C. Buckman, President and Chief Executive Officer
102,273	October 9, 2007	Samuel J. Stone, Chief Financial Officer
102,272	October 9, 2008	Samuel J. Stone, Chief Financial Officer

Assuming these options are granted to Mr. Buckman and Mr. Stone, the Company would have 500,000 shares remaining available for issuance under the Plan.

Administration of the Plan. The Plan will be administered by the Board of Directors or a Committee appointed by the Board to administer the Plan. The Board or the Committee will determine, subject to the terms of Plan, the persons to receive awards, the size, type and frequency of awards, the terms and conditions of each award, and whether any performance goals have been met. The Board of Directors or the Committee will also have the power to accelerate the exercisability of awards, waive restrictions and conditions applicable to awards, and interpret the provisions of the Plan.

Limitations on Awards. The Plan provides for the grant of stock options and restricted stock. No more than 450,000 shares of restricted stock may be awarded under the Plan. In addition, no person may be granted more than 100,000 shares of restricted stock or options for more than 200,000 shares during any calendar year. In the event of any change in the corporate structure of the Company affecting the Common Stock, such as a merger, reorganization, consolidation, recapitalization, reclassification, stock split or similar transaction, the Board of Directors or the Committee will make appropriate and equitable adjustments to the award limitations under the Plan.

Stock Options. The Board of Directors or the Committee may from time to time award options to a participant subject to the limitations described above. Stock options give the holder a right to purchase shares of the Company’s Common Stock within a specified period of time at a specified price, which will not be less than the fair market value of the Common Stock at the time of grant. Two types of options may be granted: incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”).

Restricted Stock. Restricted stock may be granted by the Board of Directors or the Committee from time to time under the Plan, upon such terms and conditions as it may specify. The Committee may determine the events upon which the restricted stock will be forfeitable and impose restrictions based on the achievement of specific performance goals relating to the Company, a subsidiary or a regional or business unit of the Company, or years of service. In its discretion, the Board or the Committee may impose a requirement that the participant pay a specified purchase price for the restricted shares.

General Provisions

No Repricing. Without shareholder approval, neither the Board of Directors nor the Committee will have any authority, with or without the consent of the holders of awards, to “reprice” any awards after the date of initial grant with a lower exercise price in substitution for the original exercise price.

Non-Transferability. A participant’s rights under the Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a participant’s death, the participant’s rights to payment under an award may be transferred to a designated beneficiary. However, in the case of a NQSO, the Board or the Committee may permit the participant to transfer all or a portion of the NQSO without consideration to (a) the participant’s spouse or lineal descendants (“Family Members”); (b) a trust for the exclusive benefit of Family Members; (c) a charitable remainder trust of which the participant or Family Members are the exclusive beneficiaries; or (d) a partnership or a limited liability company in which the participant and Family Members are the sole partners or members.

Change in Control. Upon a Change in Control, as defined in the Plan, all outstanding options will become fully vested and immediately exercisable. In addition, any restrictions and other conditions pertaining to restricted stock held by participants will lapse and such shares will become immediately transferable and nonforfeitable, subject to applicable securities law requirements.

Termination of the Plan. The Plan will terminate on the earliest of (a) the 10th anniversary of its effective date; (b) the date when all shares available for issuance under the Plan have been acquired and payment of all benefits in connection with awards under the Plan has been made; or (c) such other date as the Board of Directors may determine.

Amendment. The Board may amend, suspend, modify or terminate the Plan provided that (a) no amendment may be made without shareholder approval if such approval is necessary to satisfy applicable laws or regulations and the Board determines that it is appropriate to seek shareholder approval; and (b) upon and following a Change in Control, no amendment may adversely affect the rights of any person with regard to any award previously granted. In addition, the Board of the Committee may not exercise its discretion with respect to awards if it would cause compensation that would otherwise be considered performance-based compensation within the meaning of section 162(m) under the Code to fail to qualify as performance-based compensation. No amendment, modification or termination of the Plan may in any manner adversely affect any outstanding award without the written consent of the holder of the award.

Certain Federal Income Tax Consequences

The following discussion summarizes certain Federal income tax consequences associated with the issuance and receipt of stock options and restricted stock. This summary is based on existing Federal income tax laws, as in effect on the date of this proxy statement, which may change, even retroactively. The tax laws applicable to stock options and restricted stock are complex, so the following discussion of the tax considerations is necessarily general in nature and not comprehensive. This summary does not address all Federal income tax considerations, nor does it address state, local, non-U.S., employment tax and other tax considerations. For example, this summary does not discuss the implications of the recent deferred compensation rules on awards. Many holders may be subject to special tax rules and this summary does not address all aspects of Federal income tax that may be relevant to a particular holder.

Stock Options. Generally, a participant is not required to recognize income at the time of the stock option’s grant. This is generally true for both incentive stock options and non-qualified stock options. A participant holding a non-qualified stock option recognizes ordinary income on the date of exercise of the non-qualified stock option. The amount required to be included in income is equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price. The participant would take a tax basis in the shares equal to the exercise price, plus the amount included in the participant’s income. Any gain or loss realized on a subsequent disposition of the shares would generally be treated as a capital gain or loss.

Generally, a participant will not recognize taxable income on the exercise of an incentive stock option, but the exercise of the option will result in alternative minimum taxable income to the same extent as if the option had been a non-qualified option. Generally, the participant will take a tax basis in the stock equal to the exercise price. Upon a subsequent sale of the stock acquired on the exercise of an incentive stock option, the amount of the gain would be treated as long-term capital gain equal to the difference between the sales price and the option’s exercise price so long as the stock is sold after (i) two years from the date of grant of the incentive stock option and (ii) one year from the exercise date of the incentive stock option. If the participant disposes of the stock prior to the expiration of these holding periods, the participant will recognize ordinary income at the time of the “disqualifying disposition” equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the exercise price and (ii) the excess of the amount received for the stock over the exercise price. The balance of the gain or loss, if any, will be long-term or short-term capital gain, depending on how long the stock was held. If the incentive stock option is exercised after the participant ceases to be employed, special rules may apply.

In the case of a nonqualified option, the Company will generally be entitled to a compensation deduction in an amount equal to the amount of ordinary income recognized by the participant, at the time such income is recognized. In the case of an incentive stock option, the Company is not entitled to any deduction, unless the participant makes a disqualifying disposition, in which case the Company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant.

Restricted Stock. Generally, a participant will not recognize ordinary income on an award of restricted stock, unless the participant makes an election pursuant to section 83(b) of the Code. If the participant makes a section 83(b) election, the participant would recognize ordinary income on the date of the award equal to the excess of the fair market value of the stock over the amount paid, if any. In the absence of a section 83(b) election, a participant will recognize ordinary income on the date the stock vests (i.e., the date on which the stock is either (a) transferable or (b) not subject to a substantial risk of forfeiture) in an amount equal to the excess, if any, of the fair market value of the stock on the vesting date over the amount paid for the stock. The participant will take a tax basis in the stock equal to the amount paid for the stock, if any, plus the amount included in income. The participant’s holding period begins after the stock vests (unless a section 83(b) election has been made). Generally, a participant will recognize capital gain (or loss) on a subsequent disposition of the stock. Generally, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes the ordinary income.

Section 409A. Awards of stock options and restricted stock may, in some cases, result in deferral of compensation that is subject to the requirements of section 409A of the Code. Generally, to the extent that deferrals of these awards fail to meet the requirements of section 409A of the Code, these awards may be subject to immediate taxation and penalties. It is the intent of the Company that the awards under the Incentive Plan will be structured and administered in compliance with section 409A of the Code or an exemption therefrom.

Shareholder Approval

An affirmative vote of a majority of all shares present in person or by proxy at the Annual Meeting and entitled to vote is necessary to approve the 2006 Stock Ownership Incentive Plan.

The Board of Directors Recommends That You Vote “For” the Approval of the 2006 Stock Ownership Incentive Plan.

RATIFICATION OF THE APPOINTMENT OF Marmann, Irons & ASSOC. PC, AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR the FISCAL YEAR ENDING MAY 31, 2007

(ITEM 4 ON THE PROXY CARD)

The Board is seeking shareholder ratification of its appointment of Marmann, Irons & Assoc. PC, as independent public accountants for the fiscal year ending May 31, 2007. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company's financial reporting. Even if shareholders vote on an advisory basis in favor of the appointment, the Board may, in its discretion, direct the appointment of different auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders. An affirmative vote of a majority of votes cast at the meeting is required for ratification. Representatives of Marmann, Irons & Assoc. PC are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees for the Fiscal Year Ended May 31, 2006

During the fiscal year ended May 31, 2006, the Company was billed and paid Marmann, Irons & Assoc. PC for the audit of our annual financial statements and review of our quarterly financial statements the amount of $44,945.

Audit Fees for the Fiscal Year Ended May 31, 2005

During the fiscal year ended May 31, 2005, the Company was billed and paid Marmann, Irons & Assoc. PC for the audit of our annual financial statements and review of our quarterly financial statements the amount of $58,816.

Tax Fees

During the fiscal year ended May 31, 2006, the Company was billed and paid Marmann, Irons & Assoc. PC $5,700 for tax preparation work.

During the fiscal year ended May 31, 2005, the Company was billed and paid J. H. Cohn $8,651 for tax preparation work.

Proposals of Shareholders For 2007 Annual Meeting

In order for a shareholder proposal to be included in the Company's proxy statement for presentation at next year's annual meeting, it must be received in writing, by the Secretary of The Company at its principal executive offices, 1535 Memphis Junction Road, Bowling Green, Kentucky 42101, not later than June 10, 2007. For any proposal not submitted for inclusion in the proxy statement, but sought to be presented directly at next year's meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal by July 15, 2007 and advises shareholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to July 15, 2007. If there is a change in the anticipated date of next year's annual meeting (or this deadline) by more than 30 days, we will notify you of this change through our Form 10-Q filings or by any other practicable means.

Shareholders may submit proposed nominees for director to the Board of Directors for consideration. See "Election of Directors - Nomination Process."

Annual and Quarterly Report

The Annual Report on Form 10-KSB for the fiscal year ended May 31, 2006, together with the Company’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006, accompanies this Proxy Statement.

Shareholder Communication with the Board

Shareholders may communicate directly with the Board. Communications should be sent in writing addressed to the Chairman of the Board, The Banker’s Store, Inc., 1535 Memphis Junction Road, Bowling Green, Kentucky 42101.

Questions?

If you have questions or need more information about the annual meeting, write to:

Vincent C. Buckman
President and Chief Executive Officer
The Banker’s Store, Inc.
1535 Memphis Junction Road
Bowling Green, KY 42101
or call us at (270) 781-8453

APPENDIX A

THE BANKER’S STORE, INC.
2006 STOCK OWNERSHIP INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the 2006 Stock Ownership Incentive Plan ("Plan") is to enhance the ability of The Banker’s Store, Inc., a New York corporation ("Company") and its subsidiaries to secure and retain the services of persons eligible to participate in the Plan and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

2.1    Definitions. As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings (in either case, such meanings shall apply equally to both the singular and plural forms of the terms defined):

(a)	"Award" shall mean, individually or collectively, a grant under the Plan of Options or Restricted Stock.

(b)	"Beneficial Ownership" or "Beneficially Owned" shall mean beneficial ownership or beneficially owned within the meaning of Rule 13d-3 promulgated under the Exchange Act.

(c)	"Board" shall mean the Board of Directors of the Company.

(d)
"Cause" shall mean, unless otherwise defined in an agreement granting Options or Restricted Stock, (1) a Participant’s willful misconduct or dishonesty which is determined by the Committee to be directly and materially harmful to the business or reputation of the Company or its Subsidiaries; or (2) a Participant being convicted of a felony, or failing to contest a felony prosecution.

(e)	A "Change in Control" shall mean any of the following events:

(1)
An acquisition, other than directly from the Company, of any Voting Securities by any Person (other than Paul D. Clark, Roberta Clark or any of their family members or affiliated entities) immediately after which such Person has Beneficial Ownership of 20% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition shall not constitute an acquisition which would cause a Change in Control;

(2)
The individuals who, as of November 1, 2006, are members of the Board ("Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that if any new director is approved by a vote of at least a majority of the Incumbent Board, such new director shall, for all purposes of the Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in Rule14a-1 promulgated under the Exchange Act) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board ("Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(3)	Approval by shareholders of the Company of:

(A)	A merger, consolidation or reorganization involving the Company, unless such transaction is a Non-Control Transaction;

(B)	A complete liquidation or dissolution of the Company; or

(C)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

(4)	Any other event that the Committee shall determine constitutes an effective Change in Control of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person ("Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional amount of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the number of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(f)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(g)	"Committee" shall mean the committee described in Section 3.1.

(h)	"Common Stock" shall mean shares of the Company's common stock, par value $.01 per share.

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(i)	"Company" shall mean The Banker’s Store, Inc., a New York corporation.

(j)
"Disability" shall mean a physical or mental infirmity which, in the judgment of the Committee, impairs the Participant's ability to perform substantially his or her duties for a period of 180 consecutive days.

(k)	"Effective Date" shall mean December 7, 2006, the date the Plan was adopted by the Board, subject to approval of the Company's shareholders.

(l)	"Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

(m)	"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)
"Fair Market Value" of a share of Common Stock shall mean, as of any applicable date, the closing sale price of the Common Stock on the NASDAQ National Market System or any national or regional stock exchange on which the Common Stock is then traded. If no such reported sale of the Common Stock shall have occurred on such date, Fair Market Value shall mean the closing sale price of the Common Stock on the next preceding date on which there was a reported sale. If the Common Stock is not listed on the NASDAQ National Market System or a national or regional stock exchange, the Fair Market Value of a share of Common Stock as of a particular date shall be determined by such method as shall be determined by the Committee.

(o)	"ISOs" shall have the meaning given such term in Section 6.1.

(p)
"Non-Control Acquisition" shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction.

(q)	"Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company in which:

(1)
the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least a majority of the combined voting power of the voting securities of the corporation resulting from such merger or consolidation or reorganization ("Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

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(2)
the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation; and

(3)
no Person (other than the Company, any Subsidiary, any employee benefit plan [or any trust forming a part thereof] maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

(r)	“Non-Employee Director” shall mean any director of the Company who is not an Employee of the Company or any Subsidiary.

(s)	"NQSOs" shall have the meaning given such term in Section 6.1.

(t)	"Option" shall mean an option to purchase shares of Common Stock granted pursuant to ARTICLE 6.

(u)	"Option Agreement" shall mean an agreement evidencing the grant of an Option as described in Section 6.2.

(v)
"Option Exercise Price" shall mean the purchase price per share of Common Stock subject to an Option, which shall not be less than the Fair Market Value on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).

(w)	"Participant" shall mean any Employee or any Non-Employee Director selected by the Committee to receive an Award under the Plan.

(x)	"Performance Goals" shall have the meaning given such term in Section 7.5.

(y)	"Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

(z)	"Plan" shall mean The Banker’s Store, Inc. 2006 Stock Ownership Incentive Plan as the same may be amended from time to time.

(aa)
"Restriction Period" shall mean the period determined by the Committee during which the transfer of shares of Common Stock is limited in some way or such shares are otherwise restricted or subject to forfeiture as provided in ARTICLE 7.

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(bb)	"Restricted Stock" shall mean shares of Common Stock granted pursuant to ARTICLE 7.

(cc)	"Restricted Stock Agreement" shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.

(dd)
"Retirement" shall mean: (x) with respect to an Employee, retirement in accordance with the terms of the Company's retirement or pension plans, if any, or, if the Company has no such plans, then retirement after reaching age 72; and (y) with respect to a Non-Employee Director, the retirement of the Non-Employee Director from the Board following the attainment of age 72.

(ee)
"Subsidiary," with respect to any company, shall mean any corporation or other Person of which a majority of its voting power, equity securities, or equity interest is owned, directly or indirectly, by such company.

(ff)
"Ten Percent Shareholder" shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(gg)	"Voting Securities" shall mean the voting securities of the Company.

2.2    Gender and Number. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

2.3    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE 3

ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Board of Directors or by a committee appointed by the Board consisting of two or more directors of the Company (“Committee”). Members of any Committee shall serve at the discretion of the Board. In the event that the Board does not appoint a committee to administer the Plan, the term “Committee” shall refer to the Board for purposes of the Plan. If the Company becomes subject to rules, regulations or listing standards of NASDAQ (or other stock exchange) or other laws or regulations requiring that the Company’s Board include at least two independent directors (as defined in such applicable laws, regulations or listing standards) then the Board shall appoint a Committee to administer the Plan consisting of two or more directors who shall be “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, an “outside director” within the meaning of Section 162(m) of the Code and an “independent director” within the meaning of the rules of the rules, regulations or listing standards of NASDAQ or such other stock exchange on which the Common Stock is listed.

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3.2    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

(a)	select Participants to whom Awards are granted;

(b)	determine the size, type and frequency of Awards granted under the Plan;

(c)	determine the terms and conditions of Awards, including any restrictions, conditions or forfeiture provisions relating to the Award, which need not be identical;

(d)	determine whether and the extent to which any Performance Goals have been met:

(e)	determine whether and when a Participant's status as an Employee or Non-Employee Director has terminated for purposes of the Plan;

(f)	accelerate the exercisability of, and accelerate or waive any or all the restrictions and conditions applicable to, any Award, for any reason;

(g)	extend the duration of an Option exercise period or term of an Award;

(h)	construe and interpret the Plan and any agreement or instrument entered into under the Plan;

(i)	establish, amend and rescind rules and regulations for the Plan's administration; and

(j)
subject to the rights of Participants, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

3.3    Delegation. The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law and Rule 16b-3 promulgated under the Exchange Act, the Committee may delegate its authority. Notwithstanding the foregoing, the Committee may not delegate its responsibilities hereunder if such delegation would violate any rules or regulations of NASDAQ or other stock exchange on which the Company’s Common Stock is listed.

3.4    Certain Additional Forfeiture Events. Without limiting the generality of the authority granted to the Committee to specify the terms and conditions of an Award, the Committee may specify in an agreement representing any Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture and recoupment upon the occurrence of specified events. Such events may include, but are not limited to, violation of material Company policies, breach of noncompetition or confidentiality agreements that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company.

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3.5    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all Persons, including the Company, its stockholders, Employees, Participants, holders of Awards and estates, representatives and beneficiaries of such Persons.

3.6    Section 16 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act, the provision or administration shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

ARTICLE 4

SHARES AVAILABLE UNDER THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock reserved for issuance under the Plan is 950,000 shares. Shares as to which options or other Awards granted under the Plan lapse, expire, terminate, are forfeited or are canceled shall again become available for Awards under the Plan.

4.2    Shares of Restricted Stock Available Under the Plan. Subject to adjustment as provided in Section 4.3, the number of shares of Common Stock which may be the subject of Awards granted in the form of Restricted Stock is limited to 450,000 shares.

4.3    Adjustments in Authorized Shares and Outstanding Awards. In the event of any change in the corporate structure of the Company affecting the Common Stock, including a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, extraordinary dividend, share repurchase, share combination, exchange of securities, dividend in kind or any similar corporate event or transaction, the Committee shall substitute or adjust the total number and class of shares of Common Stock or other stock or securities which may be issued under the Plan, and the number, class and price of shares subject to outstanding Awards, as it, in its discretion, determines to be appropriate and equitable to prevent dilution or enlargement of the rights of Participants and to preserve, without exceeding, the value of any outstanding Awards; provided, however, that the number of shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustment shall be made so as not to result in a "modification" within the meaning of Section 424(h) of the Code.

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ARTICLE 5

ELIGIBILITY AND PARTICIPATION

All Employees of the Company and its Subsidiaries and all Non-Employee Directors of the Company are eligible to receive Awards under the Plan. In selecting Employees and Non-Employee Directors to receive Awards under the Plan, as well as in determining the number of shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties and responsibilities of such persons, their present and potential contribution to the success of the Company and their anticipated number of years of active service or contribution remaining with the Company.

ARTICLE 6

STOCK OPTIONS

6.1    Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to Participants at any time and from time to time, in the form of options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code ("ISOs"), Options which are not intended to so qualify ("NQSOs") or a combination thereof. Notwithstanding the foregoing, ISOs may only be granted to Employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). The maximum number of shares in respect of which Options may be granted to a Participant during any calendar year shall be 200,000 shares (subject to adjustment as provided in Section 4.3).

6.2    Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares to which the Option relates, forfeiture provisions as deemed appropriate by the Committee and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include provisions applicable to the particular type of Option granted. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any "subsidiary" of the Company within the meaning of section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under section 424 of the Code, such Options shall be treated as NQSOs. For purposes of the foregoing calculation, Fair Market Value shall be determined as of the date on which each such ISO is granted.

6.3    Duration of Options. Subject to the provisions of Section 6.7, each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall at the time of grant be exercisable later than the tenth anniversary of its grant (the fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).

6.4    Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions, including forfeiture provisions, as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. Options shall be exercised by delivery to the Company of a written notice of exercise, setting forth the number of shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes.

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6.5    Payment of Option Exercise Price. The Option Exercise Price for shares of Common Stock as to which an Option is exercised shall be paid to the Company in full at the time of exercise either (a) in cash in the form of currency or other cash equivalent acceptable to the Company, (b) by tendering previously acquired Common Stock having a Fair Market Value (at the close of business on the date the Company receives the notice of exercise) equal to the Option Exercise Price, (c) any other reasonable consideration that the Committee may deem appropriate or (d) by a combination of the forms of consideration described in (a), (b) and (c) of this Section. The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

6.6    Vesting Upon Change in Control. Upon a Change in Control, any then outstanding Options held by Participants shall become fully vested and immediately exercisable.

6.7    Termination of Service of a Non-Employee Director. If the Participant is a Non-Employee Director and the Non-Employee Director ceases to serve as a director of the Company for any reason other than removal for Cause, death, Disability or Retirement, to the extent then outstanding Options of the Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or such Participant’s personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date on which the Non-Employee Director ceases to serve as a director of the Company. In the event of the Retirement of a Participant who is a Non-Employee Director, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant within one year after the date of Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant who is a Non-Employee Director, all then outstanding Options of such Participant shall become fully and immediately exercisable, and may be exercised at any time within one year after the date of death of determination of Disability; provided, however, that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section 6.7: (a) in the event of the death of the Non-Employee Director, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of a Non-Employee Director, by the Non-Employee Director, or if the Non-Employee Director is incapacitated, by the Non-Employee Director's legal representative.

6.8    Termination of Employee’s Employment. If the Participant is an Employee and the Participant's status as an Employee is terminated for Cause, all then outstanding Options of such Participant, whether or not exercisable, shall terminate immediately. If the Participant is an Employee and the Participant's status as an Employee is terminated for any reason other than for Cause, death, Disability or Retirement, to the extent then outstanding Options of such Participant are exercisable and subject to the provisions of the relevant Option Agreement, such Options may be exercised by such Participant or such Participant’s personal representative at any time prior to the earlier of (a) the expiration date of the Options or (b) the date which is 60 days after the date of such termination of employment. In the event of the Retirement of a Participant who is an Employee, to the extent then outstanding Options of such Participant are exercisable, such Options may be exercised by the Participant (a) in the case of NQSOs, within one year after the date of Retirement and (b) in the case of ISOs, within 90 days after Retirement; provided, however, that no such Options may be exercised on a date subsequent to their expiration. In the event of the death or Disability of a Participant while employed by the Company or a Subsidiary, all then outstanding Options of such Participant shall become fully vested and immediately exercisable, and may be exercised at any time within one year after the date of death or determination of Disability; provided however that no such Options may be exercised on a date subsequent to their expiration. Options may be exercised as provided in this Section 6.8: (a) in the event of the death of an Employee, by the person or persons to whom rights pass by will or by the laws of descent and distribution, or if appropriate, the legal representative of the decedent's estate and (b) in the event of the Disability of an Employee, by the Employee, or if the Employee is incapacitated, by the Employee's legal representative.

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ARTICLE 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant shares of Restricted Stock to Participants at any time and from time to time and upon such terms and conditions as it may determine. In its discretion, the Committee may impose (but shall not be required to impose) in the related Restricted Stock Agreement, a requirement that a Participant pay a specified purchase price for each share of Restricted Stock. The maximum number of shares of Restricted Stock that may be granted to a Participant during any calendar year shall be 100,000 shares (subject to adjustment as provided in Section 4.3).

7.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement which shall specify the Restriction Period, the number of shares of Restricted Stock granted and such other provisions as the Committee may determine and which are required by the Plan.

7.3    Non-Transferability of Restricted Stock. Except as provided in this ARTICLE 7 or the applicable Restricted Stock Agreement, shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period as specified in the Restricted Stock Agreement and the satisfaction of any other conditions determined at the time of grant specified in the Restricted Stock Agreement. Except as provided in Section 7.11, however, in no event may any Restricted Stock become vested in a Participant subject to Section 16(b) of the Exchange Act prior to six months following the date of its grant.

7.4    Other Restrictions. The Committee may impose such other restrictions on shares of Restricted Stock as it may deem advisable, including, without limitation, restrictions based upon the achievement of specific Performance Goals (as defined in Section 7.5 below) relating to the Company, a Subsidiary or regional or other business unit of the Company, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.

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7.5    Performance Goals. In the event the Committee establishes performance goals ("Performance Goals") with respect to any Restricted Shares, the Performance Goals shall be those objectives established by the Committee as it deems appropriate, and which shall be based on one or more of the following criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, or a division, region, department or function within the Company or a Subsidiary on an absolute or relative basis or in comparison to a peer group: net income, growth in net income, earnings per share, growth of earnings per share, return on equity or return on capital, or growth of assets. Each Restricted Stock Agreement relating to Restricted Stock subject to Performance Goals may also specify a formula for determining the number of Restricted Shares with respect to which restrictions shall lapse based on a range of performance levels. The Performance Goals shall not be deemed satisfied until the Committee shall certify that the Performance Goals have been satisfied.

7.6    Adjustment of Performance Goals. The Committee may adjust Performance Goals and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions occur subsequent to the date of grant which are unrelated to the performance of the Participant and which the Committee expects to have a substantial effect on the ability of the Participant to attain the Performance Goals. If a Participant is promoted, demoted or transferred to a Subsidiary or different operating unit of the Company during a Performance Period, then, to the extent that the Committee determines the Performance Goals or Performance Period are no longer appropriate, the Committee may, but shall not be required to, adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial Performance Goals or Performance Period. Notwithstanding the foregoing, the Committee shall not be entitled to adjust, change or eliminate any Performance Goals or Performance Period if the exercise of such discretion would cause the related compensation to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

7.7    Forfeiture. The Committee shall determine and set forth in a Participant's Restricted Stock Agreement such events upon which a Participant's shares of Restricted Stock (or the proceeds of a sale thereof) shall be forfeitable, which may include, without limitation, the termination of a Participant's employment.

7.8    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 7.4, each certificate representing shares of Restricted Stock shall bear the following legend:

"The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in The Banker’s Store, Inc. 2006 Stock Ownership Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of The Banker’s Store, Inc."

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7.9    Removal of Restrictions. Except as otherwise provided in this ARTICLE 7 or the Restricted Stock Agreement, shares of Restricted Stock shall become freely transferable by the Participant and no longer subject to forfeiture after the last day of the Restriction Period. Once the shares of Restricted Stock are released from their restrictions (including forfeiture provisions), the Participant shall be entitled to have the legend required by Section 7.8 removed from the Participant's share certificate, which certificate shall thereafter represent freely transferable and nonforfeitable shares of Common Stock free from any and all restrictions under the Plan, subject to the requirements of applicable securities laws and regulations.

7.10    Voting Rights; Dividends and Other Distributions. Unless the Committee exercises its discretion as provided in Section 7.12, during the Restriction Period, Participants holding shares of Restricted Stock may exercise full voting rights, and shall be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock. If any dividends or distributions are paid in Common Stock, such Common Stock shall be subject to the same restrictions as the shares of Restricted Stock with respect to which they were paid.

7.11    Lapse of Restrictions Upon Change in Control and Retirement. With respect to all outstanding shares of Restricted Stock upon a Change in Control, and with respect to all outstanding shares of Restricted Stock held by a Participant upon such Participant’s Retirement, all restrictions and other conditions, including, but not limited to, vesting requirements, shall lapse and such shares shall thereafter be immediately transferable and nonforfeitable, subject to the requirements of applicable securities laws and regulations.

7.12    Treatment of Dividends. At the time shares of Restricted Stock are granted to a Participant, the Committee may, in its discretion, determine that the payment of dividends, or a specified portion thereof, declared or paid on such shares shall be deferred until the lapse of the restrictions with respect to such shares, such deferred dividends to be held by the Company for the account of the Participant. In the event of such deferral, there may be credited at the end of each year (or portion thereof) interest on the amount of the account during the year at a rate per annum as the Committee, in its discretion, may determine. Deferred dividends, together with interest accrued thereon, if any, shall be (a) paid to the Participant upon the lapse of restrictions on the shares of Restricted Stock as to which the dividends related as soon as practicable following the lapse of restrictions, but no later than 74 days following such lapse of restrictions or (ii) forfeited to the Company upon the forfeiture of such shares by the Participant.

ARTICLE 8

AMENDMENT, MODIFICATION AND TERMINATION

8.1    Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all shares of Common Stock available under the Plan shall have been acquired and the payment of all benefits in connection with Awards has been made or (c) such other date as the Board may determine in accordance with Section 8.2.

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8.2    Amendment, Modification and Termination. The Board may, at any time, amend, suspend, modify or terminate the Plan provided that (a) no amendment shall be made without stockholder approval if such approval is necessary to satisfy any applicable tax or regulatory law or regulation and the Board determines it is appropriate to seek stockholder approval, and (b) upon or following the occurrence of a Change in Control, no amendment may adversely affect the rights of any Person in connection with an Award previously granted. The Committee may amend the terms of any Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without such Participant's consent. Options and certain Restricted Stock granted under the Plan are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Restricted Stock if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Restricted Stock to fail to qualify as performance-based compensation.

8.3    Awards Previously Granted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award without the written consent of the Participant holding such Award.

8.4    No Repricing. Without shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of the affected holders of Awards, to "reprice" an Award after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

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ARTICLE 9

NON-TRANSFERABILITY

9.1    Non-Transferability. A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment pursuant to an Award may be transferred to a beneficiary designated in accordance with Section 9.2. Notwithstanding anything herein to the contrary, in the case of NQSOs, the Committee may, in its sole discretion, by appropriate provisions in the Participant's Option Agreement, permit the Participant to transfer all or a portion of the Option, without consideration, to (a) the Participant's spouse or lineal descendants ("Family Members"), (b) a trust for the exclusive benefit of Family Members, (c) a charitable remainder trust of which the Participant and/or Family Members are the exclusive beneficiaries (other than the charitable beneficiary), or (d) a partnership or a limited liability company in which the Participant and Family Members are the sole partners or members, as applicable. In the event that any Option is transferred by a Participant in accordance with the provisions of the immediately preceding sentence, then subsequent transfers of the Option by the transferee shall be prohibited. For purposes of the Option Agreement and the Plan, the term "Optionee" shall be deemed to refer to the transferee wherever applicable, and the provisions of Section 6.7 and Section 6.8 regarding termination of service and termination of employment shall refer to the Participant, not the transferee, but the transferee shall be permitted to exercise the Option during the period provided for in Section 6.7 or Section 6.8, as applicable, and the Participant's Option Agreement following the Participant's termination of service as a Non-Employee Director or termination of employment.

9.2    Designation of Beneficiary. A Participant’s "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. A Participant may designate a beneficiary or change a previously named beneficiary designation at such times as are prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose. If no beneficiary is designated by the Participant, at the Participant’s death the beneficiary shall be the Participant’s estate. From time to time, the Committee may in its discretion modify the requirements for beneficiary designations or institute additional requirements for beneficiary designation.

ARTICLE 10

NO GRANTING OF EMPLOYMENT RIGHTS; UNFUNDED STATUS

10.1    No Employment or Service Rights. Neither the Plan, nor any action taken under the Plan, shall be construed as giving any person the right to become a Participant, nor shall participation in, or any grant of an Award under, the Plan be construed as giving a Participant any right with respect to continuance of employment with the Company or continuation of service as a director of the Company. With respect to Employees, the Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without Cause, except as may otherwise be expressly provided by any written agreement between the Company and the Participant.

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10.2    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other Person. Awards shall be general, unsecured obligations of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to ERISA.

ARTICLE 11

WITHHOLDING

11.1    Tax Withholding. A Participant shall remit to the Company an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, payment or lapse of restrictions made under, or occurring as a result of, the Plan.

11.2    Share Withholding. If the Company has a withholding obligation upon the issuance of Common Stock under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Common Stock having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 11.2 or impose such other restrictions or limitations on such elections as may be necessary to insure that such elections will be exempt transactions under Section 16(b) of the Exchange Act.

ARTICLE 12

INDEMNIFICATION

No member of the Board or the Committee, nor any officer, Employee or agent acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each officer, Employee and agent of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, omission, determination or interpretation against any cost, expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee).

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ARTICLE 13

SUCCESSORS

All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business or assets of the Company, or otherwise.

ARTICLE 14

GOVERNING LAW; REQUIREMENTS OF LAW

14.1    Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky without regard to its conflict of laws rules; provided, however, that with respect to ISOs, the Plan and all agreements under the Plan shall be construed so that they qualify as incentive stock options within the meaning of Section 422 of the Code.

14.2    Requirements of Law. The granting of Awards and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Awards under the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue such shares of Common Stock as to which the requisite authority shall not have been obtained. The certificates of shares of Common Stock issued under the Plan may include any legend that the Committee deems appropriate to reflect any restrictions on transfer under the terms of the Plan or applicable laws and regulations.

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THE BANKER’S STORE, INC.

The undersigned hereby appoints Samuel J. Stone and Cynthia A. Hayden, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of The Banker’s Store, Inc. to be held on Thursday, January 11, 2007 at 4 p.m. Central Time at 1535 Memphis Junction Road, Bowling Green, KY 42101, and any adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING
PROPOSALS:

1.    Authority to elect as directors the five (5) nominees listed below.

FOR ☐	WITHHOLD AUTHORITY ☐

VINCENT C. BUCKMAN, PAUL D. CLARK, ROBERTA W. CLARK,
CYNTHIA A. HAYDEN AND SAMUEL J. STONE

WRITE THE NAME OF ANY NOMINEE(S) FOR WHOM AUTHORITY TO VOTE IS WITHHELD

2.    Approval of options previously granted to the Company’s new President and Chief Executive Officer and new Chief Financial Officer.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.    Approval of the Company’s 2006 Stock Ownership Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.    Ratification of the appointment of Marmann, Irons & Assoc. PC, as independent public accountants for the fiscal year ending May 31, 2007.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

,2007

E-mail address, if any:

Signature(s) of shareholder(s)

IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.